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                                                                   EXHIBIT 99.B1
                                                            Declaration of Trust




                       AGREEMENT AND DECLARATION OF TRUST


                                       OF


                       THE HAVEN CAPITAL MANAGEMENT TRUST

                            a Delaware Business Trust





                                   Dated as of
                                 March 17, 1994




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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE I            NAME AND DEFINITIONS..................................... 1
    Section 1.1.     Name..................................................... 1
    Section 1.2.     Definitions.............................................. 2
                     (a)      "By-Laws"....................................... 2
                     (b)      "Code".......................................... 2
                     (c)      "Commission" and "Principal
                               Underwriter" .................................. 2
                     (d)      "Covered Person"................................ 2
                     (e)      "Declaration.................................... 2
                     (f)      "Delaware Act".................................. 2
                     (g)      "Distributor"................................... 2
                     (h)      "Interested Person"............................. 3
                     (i)      "Investment Adviser"............................ 3
                     (j)      "Majority Shareholder Vote"..................... 3
                     (k)      "1940 Act"...................................... 3
                     (l)      "Person"........................................ 3
                     (m)      "Series"........................................ 3
                     (n)      "Shareholder"................................... 4
                     (o)      "Shares".........................................4
                     (p)      "Trust"......................................... 4
                     (q)      "Trust Property"................................ 4
                     (r)      "Trustees"...................................... 4

ARTICLE II           PURPOSE OF TRUST......................................... 4

ARTICLE III          TRUSTEES................................................. 5
    Section 3.1.     Powers................................................... 5
    Section 3.2.     Legal Title............................................. 11
    Section 3.3.     Number of Trustees; Term of Office...................... 12
    Section 3.4.     Election of Trustees.................................... 12
    Section 3.5.     Resignation and Removal................................. 12
    Section 3.6.     Vacancies............................................... 13
    Section 3.7.     Committees; Delegation.................................. 14
    Section 3.8.     Quorum; Voting.......................................... 15


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    Section 3.9.     Action Without a Meeting; Participation by
                     Conference Telephone.................................... 15
    Section 3.10.    By-Laws................................................. 15
    Section 3.11.    No Bond Required........................................ 15
    Section 3.12.    Reliance on Experts..................................... 15
    Section 3.13.    Standard of Care of Trustees............................ 16

ARTICLE IV           CONTRACTS............................................... 17
    Section 4.1.     Distribution Contracts.................................. 17
    Section 4.2.     Investment Advisory Contracts........................... 18
    Section 4.3.     Affiliations of Trustees or Officers.................... 18

ARTICLE V            LIMITATION OF LIABILITY; INDEMNIFICATION................ 19
    Section 5.1.     No Personal Liability of Shareholders or
                     Covered Persons......................................... 19
    Section 5.2.     Execution of Documents; Notice; Apparent
                     Authority............................................... 20
    Section 5.3.     Indemnification of Covered Persons...................... 20
    Section 5.4.     Indemnification of Shareholders......................... 22

ARTICLE VI           SHARES OF BENEFICIAL INTEREST........................... 22
    Section 6.1.     Beneficial Interest..................................... 22
    Section 6.2.     Series Designation...................................... 23
    Section 6.3.     Series Shares, Assets, Liabilities and
                     Expenses................................................ 24
                     (a)      Series Shares.................................. 24
                     (b)      Series Assets.................................. 24
                     (c)      Series Liabilities and Expenses................ 25
    Section 6.4.     Termination of a Series................................. 26
    Section 6.5.     Rights of Shareholders.................................. 26
    Section 6.6.     Business Trust Only..................................... 27
    Section 6.7.     Issuance of Shares...................................... 27
                     (a)      General........................................ 27
                     (b)      Price.......................................... 27
                     (c)      Acquisition of Assets.......................... 27
                     (d)      Fractional Shares.............................. 28
    Section 6.8.     Register of Shares...................................... 28
    Section 6.9.     Share Certificates...................................... 28


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    Section 6.10.    Transfer of Shares...................................... 29
    Section 6.11.    Voting Powers........................................... 29
    Section 6.12.    Meetings of Shareholders................................ 30
    Section 6.13.    Action Without a Meeting................................ 31
    Section 6.14.    Quorum and Required Vote................................ 31
    Section 6.15.    Additional Provisions................................... 31
    Section 6.16.    Removal of Trustees by Shareholders..................... 32
    Section 6.17.    Derivative Suits........................................ 32

ARTICLE VII          REDEMPTION AND REPURCHASE OF SHARES..................... 32
    Section 7.1.     Redemption of Shares.................................... 32
    Section 7.2.     Redemption Price........................................ 32
    Section 7.3.     Payment................................................. 33
    Section 7.4.     Effect of Suspension of Right of
                     Redemption.............................................. 33
    Section 7.5.     Repurchase by Agreement................................. 33
    Section 7.6.     Suspension of Right of Redemption....................... 34
    Section 7.7.     Involuntary Redemption of Shares;
                     Disclosure of Holding................................... 34

ARTICLE VIII         DETERMINATION OF NET ASSET VALUE;
                     DISTRIBUTIONS........................................... 35
    Section 8.1.     By Whom Determined...................................... 35
    Section 8.2.     When Determined......................................... 36
    Section 8.3.     Calculation of Net Asset Value Per Share
                      ....................................................... 36
    Section 8.4.     Interim Determinations.................................. 36
    Section 8.5.     Maintenance of Constant Net Asset Value
                     Per Share............................................... 36
    Section 8.6.     Outstanding Shares...................................... 37
    Section 8.7.     Distributions to Shareholders........................... 38

ARTICLE IX           DURATION; TERMINATION OF TRUST;
                     AMENDMENT; MERGERS, ETC. ............................... 39
    Section 9.1.     Duration and Termination................................ 39
    Section 9.2.     Amendment Procedure..................................... 40
    Section 9.3.     Merger, Consolidation and Sale of Assets................ 41

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                                                                            Page
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    Section 9.4.     Incorporation........................................... 41

ARTICLE X            REPORTS TO SHAREHOLDERS................................. 42

ARTICLE XI           MISCELLANEOUS........................................... 42
    Section 11.1.    Registered Agent; Registered Office..................... 42
    Section 11.2.    Governing Law........................................... 43
    Section 11.3.    Counterparts............................................ 44
    Section 11.4.    Reliance by Third Parties............................... 44
    Section 11.5.    Provisions in Conflict with Law or
                     Regulations............................................. 44
    Section 11.6.    Section Headings; Interpretation........................ 45
    Section 11.7.    Use of the Name "Haven"................................. 45
    Section 11.8.    Integration............................................. 45

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                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                       THE HAVEN CAPITAL MANAGEMENT TRUST


         AGREEMENT AND DECLARATION OF TRUST made as of March 17, 1994 by and among the individuals executing this Declaration and Agreement of Trust as Trustees and the hold ers from time to time of the shares of beneficial interest issued hereunder.

         WHEREAS, the Trustees (this and certain other capitalized terms used herein having the meanings specified in Section 1.2 hereof) desire to establish a business trust for the investment and reinvestment of funds contributed thereto and the carrying on of business and dividing the gains therefrom; and

         WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into shares of bene ficial interest, which may, at the sole discretion of the Trustees, be divided into separate series, as hereinafter provided;

         NOW, THEREFORE, the Trustees hereby declare that all money and property contributed to the trust established hereunder and all proceeds thereof shall be held and managed in trust for the pro rata benefit of the holders, from time to time, of the shares of beneficial interest issued here under and subject to the provisions hereof.


                                    ARTICLE I

                              NAME AND DEFINITIONS

         Section 1.1. Name. The name of the trust created hereby is "THE HAVEN CAPITAL MANAGEMENT TRUST," and the



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Trustees shall conduct the business of the Trust under that name or any other names as they may from time to time determine.

         Section 1.2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

         (a) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time and incorporated herein by reference;

         (b) "Code" shall mean the United States Internal Revenue Code of 1986, as amended;

         (c) "Commission" and "Principal Underwriter" shall have the respective meanings given them in Sec tion 2(a)(7) and Section (2)(a)(29) of the 1940 Act;

         (d) "Covered Person" shall mean each Trustee, officer, employee, agent (including, without limitation, any Investment Adviser, Distributor, custodian or transfer agent or any director, officer or employee thereof) of the Trust or any Series, when acting in such capacity;

         (e) "Declaration" shall mean this Agreement and Declaration of Trust of the Trust, as amended or restated from time to time;

         (f) "Delaware Act" shall mean Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts", as amended from time to time.

         (g) "Distributor" shall mean a party furnishing services to the Trust pursuant to any contract described in Section 4.1.


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         (h) "Interested Person" shall have the meaning given it in Section
    2(a)(19) of the 1940 Act;

         (i) "Investment Adviser" shall mean a party furnishing investment advisory services to one or more Series of the Trust pursuant to a contract described in Section 4.2;

         (j) "Majority Shareholder Vote", with respect to the Trust or with respect to any Series, shall mean the vote at a meeting of the Shareholders of the Trust or of such Series, as the case may be, of the lesser of (i) 67% or more of the Shares present or represented at such meeting, if Shareholders of more than 50% of all Shares of the Trust or of such Series, as the case may be, are present or represented by proxy, or (ii) more than 50% of all Shares of the Trust or of such Series, as the case may be.

         (k) "1940 Act" shall mean the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time. References herein to specific sections of the 1940 Act shall be deemed to include such Rules and Regulations as are applicable to such sections as determined by the Trustees or their designees;

         (l) "Person" shall mean an individual, corporation, partnership, limited liability company, trust, foundation, plan, association, joint venture, estate and other entity, whether or not a legal entity, or a government or agency or political subdivision thereof, whether domestic or foreign;

         (m) "Series" shall mean a series of Shares established and designated in accordance with the provisions of Article VI and shall mean an entity such as that described in Section 18(f)(2) of the 1940 Act, and subject to Rule 18f-2 thereunder.




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         (n) "Shareholder" shall mean a beneficial owner of record of outstanding Shares;

         (o) "Shares" shall mean the shares of beneficial interest, described in
    Section 6.1, into which the beneficial interest in each Series shall be divided and includes fractions of Shares as well as whole Shares.

         (p) "Trust" shall mean the Delaware business trust established by this Declaration;

         (q) "Trust Property" shall mean any and all pro perty, real or personal, tangible or intangible, that is owned or held by or for the account of the Trust or any Series; and

         (r) "Trustees" shall mean the persons who have signed this Declaration as trustees of the Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.


                                   ARTICLE II

                                PURPOSE OF TRUST

         The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities. The Trust shall have all power to do everything necessary, suitable, convenient, incidental or proper for the conduct of such business and of any other business that may be engaged in by a Delaware business trust.




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                                   ARTICLE III

                                    TRUSTEES

         Section 3.1. Powers. The Trustees, subject only to the specific limitations contained in this Declaration, shall have exclusive and absolute power, control and authority over the Trust Property and over the conduct of the affairs of the Trust, including such power, control and authority to do all such acts and things as, in their good faith judgment, are necessary, incidental, convenient, or desirable for the carrying out of or conducting of the business of the Trust or in order to promote the interests of the Trust, but with such powers of delegation as may be permitted by this Declaration. The enumeration of any specific power, control, or authority herein shall not be con strued as limiting the aforesaid power, control, and authority or any other specific power, control, or authority. The Trustees shall have power to conduct and carry on the business of the Trust, or any Series thereof, to have one or more offices and to exercise any or all of the Trust's trust powers and rights, in the State of Delaware, in any other states, territories, districts, and dependencies of the United States and in any foreign countries. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Such powers of the Trustees may be exercised without order of or resort to any court.

         Without limiting the foregoing, the Trustees shall have the power:

         (a) To operate as and to carry on the business of an investment company, and to exercise all the powers necessary, suitable, convenient, incidental, or proper to the conduct of such operations.

         (b) To subscribe for and to invest and reinvest funds in, and hold for investment, the securities (in-



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    cluding but not limited to bonds, debentures, notes, certificates of deposit, commercial paper, bankers' acceptances and all other evidences of indebtedness and shares, stock, subscription rights, warrants, profit-sharing interests or participations and all other contracts for or evidences of equity interests) of any Person and to hold cash uninvested.

         (c) To acquire (by purchase, subscription or otherwise), to trade in and deal in, to sell or otherwise dispose of, to enter into repurchase agreements, reverse repurchase agreements and firm commitment agreements with respect to, and to lend and to pledge any such securities.

         (d) To acquire (by purchase, subscription or otherwise), to trade in and deal in, to sell or other wise dispose of, options or futures, and to enter into swap, cap, and similar agreements.

         (e) To invest all or any portion of the assets of the Trust or of any Series in the securities of one or more investment companies having substantially the same investment objectives as the Trust or such Series.

         (f) To exercise all rights, powers and privileges of ownership or interest in all securities included in the Trust Property, including the right to vote, give assent, execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and to delegate, assign, waive or otherwise dis pose of any of such rights, powers or privileges.

         (g) To exercise powers and rights of subscription or otherwise which in any manner arise out of the Trust's ownership of securities.


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         (h) To declare (from interest, dividends or other income received or accrued, from accruals of original issue or other discounts on obligations held, from capital or profits whether realized or unrealized and from any other lawful sources) dividends and distributions on the Shares and to credit the same to the account of Shareholders, or at the election of the Trustees to accrue income to the account of Share holders, on such dates (which may be as frequently as every day) as the Trustees may determine. Such dividends, distributions or accruals shall be payable in cash, property or Shares as the Trustees may determine and at such intervals as the Trustees may determine at any time in advance of such payment or accrual, whether or not the amount of such dividend, distribution or accrual can at the time of declaration be determined or must be calculated subsequent to declaration and prior to payment or accrual by reference to amounts or other factors not yet determined at the time of declaration (including but not limited to the amount of a dividend or distribution to be determined by reference to what is sufficient to enable the Trust to qualify as a regulated investment company under the Code or to avoid liability for Federal income or excise taxes).

         The power granted by this subsection (h) shall include, without limitation, and if otherwise lawful, the power (i) to declare dividends or distributions or to accrue income to the account of Shareholders by means of a formula or other similar method of determination whether or not the amount of such dividend or distribution can be calculated at the time of such declaration; (ii) to establish record or payment dates for dividends or distributions on any basis, including the power to establish a number of record or payment dates subsequent to the declaration of any dividend or distribution; (iii) to establish the same payment date for any number of dividends or distributions declared prior to such date; (iv) to provide for payment of dividends or distributions declared and as yet unpaid,



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    or unpaid accrued income, to Shareholders redeeming Shares prior to the payment date otherwise applicable; and (v) to provide in advance for conditions under which any dividend or distribution may be payable in Shares to all or less than all of the Shareholders.

         (i) To provide for the adjustment of the total number of Shares of any Series outstanding as contemplated by Section 8.5 hereof in order to maintain a constant net asset value per share of the Shares of such Series.

         (j) To suspend or terminate the maintenance of the net asset value per share of the Shares of any Series at a constant net asset value from time to time and at any time that the Trustees determine, in good faith, that such maintenance is not in the best interests of the Trust or such Series or the holders of Shares of such Series.

         (k) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale, lease or otherwise) any property, real or personal, and any interest therein.

         (l) To borrow money, and in this connection to issue notes or other evidences of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting to security interests the Trust Property; and to lend Trust Property.

         (m) To aid by further investment any Person, if any obligation of or interest in such Person is included in the Trust Property or if the Trustees have any direct or indirect interest in the affairs of such Person; to do anything designed to preserve, protect, improve or enhance the value of such obligation or interest; and to endorse or guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such Person;




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    and to mortgage the Trust Property or any part thereof to secure any of or all such obligations.

         (n) To enter into joint ventures, general or limited partnerships, limited liability companies and any other combinations or associations.

         (o) To purchase and pay for entirely out of Trust Property liability, casualty, property and other insurance, including, without limitation, insurance policies insuring Shareholders, Trustees, officers, employees and agents of the Trust, Investment Advisers, Distributors, underwriters, dealers or other independent con tractors of the Trust, against all claims and liabilities of every nature arising by reason of holding or having held any such position or by reason of any ac tion taken or omitted by any such Person in such capacity, whether or not constituting negligence, to the extent the Trust would have the power, under provisions of applicable law, to indemnify such Person against such liability;

         (p) To establish and carry out pension, profit-sharing, share purchase, share bonus, savings, thrift and other retirement, incentive and benefit plans for any Trustees, officers, employees or agents of the Trust.

         (q) To the extent permitted by law and determined by the Trustees, in good faith, to indemnify any Person with whom the Trust has dealings, including, without limitation, the Shareholders, the Trustees, the officers, employees and agents of the Trust, Investment Advisers, Distributors, transfer agents, custodians, and dealers (and the officers, directors and employees of such Persons).

         (r) To incur and pay any charges, taxes and expenses which in the opinion of the Trustees are necessary or incidental to or proper for carrying out any of


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    the purposes of this Trust, and to pay from the funds of the Trust Property to themselves as Trustees reason able compensation and reimbursement for expenses.

         (s) To prosecute or abandon and to compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes.

         (t) To exercise the right to consent, and to enter into releases, agreements and other instruments, including, but not limited to, the right to consent or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer any security of which is or was held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of such property by such a corporation or issuer; and to pay calls or subscriptions with respect to securities held by the Trust.

         (u) To employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust, including employees and agents who may be designated as officers with titles, including, but not limited to, "President," "Vice President," "Executive Vice President," "Treasurer," "Secretary," "Assistant Secretary" and "Assistant Treasurer" and who in such capacity may act for and on behalf of the Trust, as and to the extent authorized by the Trustees.

         (v) To adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

         (w) To employ one or more custodians of the assets of the Trust or of any Series and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities.



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         (x) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof.

         (y) To determine and change the fiscal year of the Trust or of a Series and the method in which its accounts shall be kept.

         (z) In general, to carry on any other business in connection with or incidental to any of the objects and purposes of the Trust, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to take any action incidental or appurtenant to or growing out of or connected with the business, purposes, objects or powers of the Trustees.

         The foregoing clauses shall be construed both as objects and as powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

         The Trustees shall not be limited by any law now or hereafter in effect limiting the investments which may be made or retained by fiduciaries, but they shall have full power and authority to make any and all investments within the limitation of this Declaration and the then-current prospectus of the Trust that they, in their good faith judgment, shall determine, and without liability for loss even though such investments do not or may not produce income or are of a character or in an amount not considered proper for the investment of trust funds.

         Section 3.2. Legal Title. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held


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by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine in good faith. Upon the death, resignation, retirement, removal, incapacity or bankruptcy of a Trustee he or she shall automatically cease to have any such title in any of the Trust Property, and the title of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         Section 3.3. Number of Trustees; Term of Office. The number of Trustees initially shall be three, which number may be increased or decreased from time to time by written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Trustees, provided that the number of Trustees shall not be less than two nor more than fifteen. Each Trustee shall hold office until his successor is elected and qualified or until the earlier occurrence of any of the events specified in the first sentence of Section 3.6.

         Section 3.4. Election of Trustees. Initially the Trustees shall be Stephen Ely, Colin C. Ferenbach and Denis M. Turko. Thereafter, except as otherwise provided in Section 3.6 hereof, the Trustees shall be elected at a Shareholders' meeting. Trustees may succeed themselves in office. Trustees shall be elected by a majority of the Shares present in person or by proxy at such meeting and entitled to vote. The election of any Trustee (other than an individual who was serving as a Trustee immediately prior thereto) shall not become effective, however, until the individual named shall have accepted in writing such election and agreed in writing to be bound by the terms of this Declaration. Trustees need not own Shares.

         Section 3.5. Resignation and Removal. Any Trustee may resign his office (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the President, or the Secretary or any




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Assistant Secretary, and such resignation shall be effective upon such delivery, or at any later date specified in the instrument. Any of the Trustees may be removed (1) with cause by the affirmative vote of two-thirds of the remaining Trustees (provided that the aggregate number of Trustees after such removal shall not be less than two) or (2) by the Shareholders pursuant to Section 6.16 hereof.

         Section 3.6. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, retirement, resignation or removal (whether pursuant to Section 3.5 hereof or otherwise), bankruptcy, adjudication of incompetence or other incapacity to perform the duties of the office of a Trustee. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the authorized number of Trustees, the remaining Trustees may fill such vacancy by the appointment of such individual as they in their sole discretion shall see fit, by a written instrument signed by a majority of the Trustees then in office, provided that immediately after filling any such vacancy at least two-thirds of the Trustees then holding office shall have been elected to such office by the Shareholders. In the event that at any time, less than a majority of the Trustees holding office at that time were elected by the Shareholders, a meeting of the Shareholders shall be held promptly and in any event within 60 days (unless the Commission shall by order extend such period) for the purpose of electing Trustees to fill any existing vacancies. No appointment or election of a Trustee shall become effective, however, until the person named shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in
Section 3.4 or this Section 3.6, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.



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         Section 3.7. Committees; Delegation. The Trustees shall have the power to appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may exercise some or all of the power and authority of the Trustees as the Trustees may determine (including but not limited to the power to determine net asset value and net income), subject to any limitations contained in the By-Laws, and in general to delegate from time to time to one or more of their number or to officers, employees or agents of the Trust such power and authority and the doing of such things and the execution of such instruments, either in the name of the Trust or the names of the Trustees or otherwise, as the Trustees may deem expedient, provided that no committee shall have the power

         (a)  to change the principal office of the Trust;

         (b)  to amend the By-Laws;

         (c)  to issue Shares of any Series;

         (d) to elect or remove from office any Trustee or the President, the Treasurer or the Secretary of the Trust;

         (e) to increase or decrease the number of Trustees;

         (f) to declare a dividend or other distribution on the Shares of any Series;

         (g) to authorize the repurchase of Shares of any Series; or

         (h) to authorize any merger, consolidation or sale, lease or exchange of all or substantially all of the Trust Property.



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         Section 3.8. Quorum; Voting. At all meetings of the Trustees, the presence of one-third of the total number of Trustees authorized, but not less than two, shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is required by this Declaration, the By-laws or the 1940 Act.

         Section 3.9. Action Without a Meeting; Participation by Conference Telephone. Unless the 1940 Act requires that a particular action must be taken only at a meeting of Trustees, any action required or permitted to be taken at any meeting of the Trustees (or of any committee of the Trustees) may be taken without a meeting if written consents thereto are signed by a majority of the Trustees then in office (or by a majority of the members of such committee) and such written consents are filed with the records of the meetings of the Trustees. Unless the 1940 Act requires that Trustees must be present in person at a meeting of Trustees, Trustees may participate in a meeting of the Trustees (or of any committee of the Trustees) by means of a conference telephone or similar communications equipment if all individuals participating can hear one another at the same time. Participation in a meeting by these means shall constitute presence at the meeting.

         Section 3.10. By-Laws. The Trustees may adopt By-Laws not inconsistent with this Declaration or law to provide for the conduct of the business of the Trust, and may amend or repeal such By-Laws.

         Section 3.11. No Bond Required. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

         Section 3.12. Reliance on Experts. Each Trustee, officer, agent and employee of the Trust or any Series thereof shall, in the performance of his duties, be fully and completely justified and protected by relying in good faith upon the books of account or other records of the

Trust, or upon such information, opinions, reports or statements presented to the Trustees (a) by any of the officers or employees of the Trust or any Series thereof, (b) by any Investment Adviser, Distributor, custodian or transfer agent, or (c) by any accountants, selected dealers or appraisers or other agents, experts or consultants selected with reasonable care by the Trustees, regardless of whether such agent, expert or consultant may also be a Trustee. The Trustees, officers, agents and employees of the Trust or any Series thereof may take advice of counsel with respect to the meaning and operation of this Declaration and with respect to other legal matters, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.

         Section 3.13. Standard of Care of Trustees. The exercise by the Trustees of their powers and discretion hereunder and the construction in good faith by the Trustees of the meaning or effect of any provision of this Declaration shall be binding upon everyone interested. No Covered Person shall be liable to the Trust or the Shareholders except for its own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of its office.

         To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust, a Shareholder or a Trustee, any such Covered Person acting under this Declaration or By-Laws shall not be liable to the Trust, any Share holder or any Trustee for such Covered Person's good faith reliance on the provisions of this Declaration or By-Laws. The provisions of this Declaration or By-Laws, to the extent that they restrict the duties and liabilities of any such Covered Person otherwise existing at law or in equity, are agreed by the Trustees and the Shareholders to replace such other duties and liabilities of such Covered Person.

         Whenever in this Declaration or the By-Laws, the Trustees are permitted or required to make a decision (i) in their "sole discretion" or under a similar grant of authority or latitude, the Trustees shall be entitled to consider only such interests and factors as they desire, whether reasonable or unreasonable, and, except as otherwise prohibited under the 1940 Act, may consider their own interests or (ii) in their "good faith" or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standards imposed by this Declaration, the By-Laws, law or any other agreement contemplated herein, except as otherwise required under the 1940 Act. Each Shareholder and Trustee hereby agrees that any standard of care or duty imposed in this Declaration or the By-Laws or any other agreement contemplated herein or under the Delaware Act or any other applicable law, rule or regulation shall be modified, waived or limited in each case as required to permit the Trustees to act under this Declaration or the By-Laws or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Declaration or the By-Laws.


                                   ARTICLE IV

                                    CONTRACTS

         Section 4.1. Distribution Contracts. The Trust may from time to time enter into a distribution contract with one or more other Persons (each a "Distributor") providing for the sale of Shares, pursuant to which the Trust may agree to sell Shares of one or more Series or classes of Series to such Distributor or appoint such Distributor its sales agent for such Shares. Such contract may provide that the Distributor may enter into contracts with other persons to sell Shares on behalf of the Distributor and the Trust. Such contract may also provide for the repurchase of Shares by the Distributor as agent of the Trust and shall contain such terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article IV or of the

By-Laws as the Trustees may in their discretion determine in good faith.

         Section 4.2. Investment Advisory Contracts. Subject to approval by a Majority Shareholder Vote or, where appropriate pursuant to Section 6.11 hereof, the Majority Shareholder Vote of a given Series, the Trust may from time to time enter into investment advisory or management contracts with one or more other Persons (each an "Investment Adviser") pursuant to which such Investment Adviser shall agree to furnish to the Trust management, investment advisory, statistical and research facilities or other services with respect to one or more Series of the Trust. Such contract shall contain such other terms and conditions, if any, as may be prescribed in the By-Laws and such further terms and conditions not inconsistent with the provisions of this Article IV, the By-Laws or applicable law as the Trustees may in their discretion determine in good faith, including the grant of authority to the Investment Adviser to determine what securities shall be purchased or sold by each such Series and what portion of its assets shall be uninvested and to implement such determinations by making changes in the Series' investments.

         Section 4.3. Affiliations of Trustees or Officers. The fact that any Shareholder, Trustee, officer, agent or employee of the Trust or any Series thereof is a shareholder, member, director, officer, partner, trustee, employee, Investment Adviser or Distributor of or for any Person or of or for any parent or affiliate of any Person with which an investment advisory or management contract, Principal Underwriter or Distributor contract or custodian, transfer agent, disbursing agent or similar agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder of or has any other interest in the Trust or any Series thereof, or that any such Person also has any one or more similar contracts with one or more other such Persons, or has other businesses or interests, shall not affect the validity of any such contract made or that may hereafter be made with the Trust or disqualify any Shareholder, Trustee, officer, agent or employee of the Trust or any Series thereof from voting upon or executing the same or create any liability or accountability to the Trustees, the Trust, any Series thereof or the Shareholders.


                                    ARTICLE V

                    LIMITATION OF LIABILITY; INDEMNIFICATION

         Section 5.1. No Personal Liability of Share holders or Covered Persons. The Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. No Trustee shall have any power to bind personally any Shareholder or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. All Persons extending credit to, contracting with or having any claim against the Trust or any Series thereof shall look only to the assets of the Trust or of such Series, as the case may be, for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. No Covered Person shall be subject to any personal liability whatsoever to any person other than the Trust or the Shareholders in connection with the Trust Property or the acts, obligations or affairs of the Trust or any Series thereof. The Trustees shall not be responsible or liable to the Trust or the Shareholders for any neglect or wrongdoing of any officer, employee or agent (including, without limitation, any Investment Adviser, Distributor, custodian, or transfer agent) of the Trust or any Series thereof, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee.

         Section 5.2. Execution of Documents; Notice; Apparent Authority. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or any Series thereof or the Trustees or any of them in connection with the Trust or any Series thereof shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall recite that the obligations of such instruments are not binding upon any of the Trustees, Shareholders, officers, employees or agents of the Trust individually but are binding only upon the assets and property of the Trust or of one or more Series, but the omission thereof shall not operate to bind any Trustees, Shareholders or officers, employees and agents of the Trust individually. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry con cerning the validity of any transaction purporting to be made by the Trustees or by such officer, employee or agent or make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer, employee or agent.

         Section 5.3. Indemnification of Covered Persons. To the fullest extent permitted by law, the Trust shall indemnify and hold harmless any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Trust) by reason of any action or omission, or any alleged act or omission, arising out of such Covered Person's activities as a Covered Person if such activities were performed in good faith and were reasonably believed by such Covered Person to be in or not opposed to the best interests of the Trust, against losses, damages, or expenses for which such Covered

Person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Covered Person in connection with such action, suit or proceeding, so long as such Covered Person was not liable for or guilty of gross negligence, willful misfeasance, bad faith or reckless disregard of such Covered Person's duties with respect to such acts or omissions and, with respect to any criminal proceeding, had not reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, absent a judicial or administrative determination that a Covered Person seeking indemnification was not liable on the merits or guilty of disabling conduct within the meaning of Section 17(h) of the 1940 Act ("Disabling Conduct"), all determinations that a Covered Person did not engage in Disabling Conduct shall be based upon a review of the facts, by (a) independent legal counsel in a written opinion or (b) if a quorum of Trustees who are neither "interested persons" of the Trust or Series, as the case may be, as defined in Section 2(a)(19) of the 1940 Act, nor parties to the proceeding ("Disinterested, Non-Party Trustees") may be obtained, a vote of a majority of such quorum. Notwithstanding anything herein to the contrary, if any matter that is the subject of indemnification hereunder relates only to one Series (or to more than one but not all of the Series of the Trust), then the indemnity shall be paid only out of the assets of the affected Series.

         The Trustees may make advance payments out of the assets of the Trust or, if appropriate, of the affected Series in connection with the expense of defending any action with respect to which indemnification might be sought under this Section 5.3. The indemnified Covered Person shall give a written undertaking to reimburse the Trust or the Series, as the case may be, in the event it is subsequently determined that it is not entitled to such indemnification and (A) the indemnified Covered Person shall provide security for its undertaking, (B) the Trust shall be insured against losses arising by reason of lawful advances, or (C) a majority of a quorum of Disinterested, Non-Party

Trustees or an independent legal counsel in a written opinion shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification. The rights accruing to any Covered Person under these provisions shall not exclude any other right to which it may be lawfully entitled and shall inure to the benefit of its heirs, executors, administrators or other legal representatives.

         Section 5.4. Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corpora tion or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series of which such Shareholder held Shares, to be held harmless from and indemnified against all loss and expense, including legal expenses reasonably incurred, arising from such liability. The rights accruing to a Shareholder under this Section 5.4 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust or any Series thereof to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.


                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

         Section 6.1. Beneficial Interest. The interest of the beneficial owners hereunder shall be divided into transferable shares of beneficial interest ("Shares"), with or without par value as the Trustees may determine in their sole discretion. The number of Shares authorized hereunder is unlimited. All Shares issued hereunder, including without limitation Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable. No Shares shall have any appraisal, conversion, or preemptive rights. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series repurchased or redeemed by the Trust at their sole discretion from time to time.

         Section 6.2. Series Designation. Until the Trustees shall authorize one or more additional Series pursuant to this Section 6.2, the Shares shall be classified into one initial Series, designated the "The Haven Fund," having a par value of $0.001 per share. The Trustees may and are hereby authorized, without Shareholder approval, from time to time to establish additional Series, each such additional Series relating to a separate portfolio of investments and having investment objectives distinct from those of the other Series. The establishment and designation of any Series additional to the initial Series shall be effective upon the execution by an officer authorized by resolution of a majority of the Trustees of an instrument setting forth the establishment and designation of such Series (which instrument shall have the status of an amendment to this Declaration). Such instrument shall also set forth any rights and preferences that are in addition to the rights and preferences of Shares set forth in this Declaration. Each reference to "Shares" shall be deemed to be a reference to Shares of any or all Series, as the context may require. All Shares of any Series shall have equal voting, distribution, redemption, liquidation and other rights and shall be entitled to a preference over Shares of other Series with respect to the assets of or allocated (pursuant to subsection 6.3(b)) to such Series. Notwithstanding the foregoing, the Trustees may establish varia tions between different Series as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends on liquidation, and conditions under which the several Series shall have separate voting rights. The Trustees may from time to time divide or combine the Shares in each Series into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. The number of Shares of each Series that may be issued shall be unlimited.

         Section 6.3. Series Shares, Assets, Liabilities and Expenses.

         (a) Series Shares. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into Shares of such Series or Shares of one or more other Series. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series repurchased or redeemed by the Trust at their sole discretion from time to time.

         (b) Series Assets. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, loan, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series, and the assets associ ated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their good faith judgment, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

         (c) Series Liabilities and Expenses. The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series in such manner and on such basis as the Trustees in their good faith judgment deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Without limiting the foregoing, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and not against the assets of the Trust generally. Any person extending credit to, contracting with or otherwise having any claim against any Series may look only to the assets of that Series to satisfy any such obligation or claim. No Shareholder or former Shareholder of any Series shall have any claim on or any right to any assets allocated to or belonging to any other Series. Notice of this limitation on Series liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.

         Section 6.4. Termination of a Series. Any Series may be terminated by the affirmative vote of at least two-thirds of the Shares of such Series outstanding or, when authorized by a Majority Shareholder Vote of such Series, by an instrument in writing signed by a majority of the Trustees. Upon the termination of a Series, the Series shall carry on no business except for the purpose of winding up its affairs, and the Trustees shall proceed to wind up the affairs of the Series, having with respect to such Series all powers contemplated by Section 9.1 of this Declaration in the event of the termination of the Trust.

         At any time that there are no Shares outstanding of any Series previously established, the Trustees may, by an instrument executed by a majority of their number, terminate such Series.

         Section 6.5. Rights of Shareholders. Shares shall be deemed to be personal property giving only the rights provided in this Declaration. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The right to conduct any business described herein is vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust or any Series thereof nor can they be called upon to share or assume any losses of the Trust or any Series thereof or suffer an assessment of any kind by virtue of their ownership of Shares. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the continuance of the Trust shall not operate to dissolve or terminate the Trust or any Series thereof nor to entitle the legal representative of such Shareholder to an accounting or to take any action in any court or otherwise against other Shareholders or the Trustees or the Trust Property, but only to the rights of such Shareholder hereunder. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

         Section 6.6. Business Trust Only. The Trust shall be a Delaware business trust organized under the Delaware Act. It is the intention of the Trustees to create only the relationship of Trustee and beneficial owner, within the meaning of the Delaware Act, between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, joint venture or any form of legal relationship other than a business trust pursuant to the Delaware Act. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

         Section 6.7. Issuance of Shares.

         (a) General. The Trustees may from time to time without vote of the Shareholders issue and sell or cause to be issued and sold Shares of any Series, except that only Shares previously contracted to be sold may be issued during any period when the right of redemption is suspended pursuant to the provisions of Section 7.6 hereof. All such Shares, when issued in accordance with the terms of this Section 6.7, shall be fully paid and nonassessable.

         (b) Price. No Shares of any Series shall be issued or sold by the Trust for less than an amount which would result in proceeds to the Trust, before taxes and other expenses payable by the Trust in connection with such transaction, of at least the net asset value per share of Shares of such Series determined as set forth in Article VIII hereof as of the time specified in the then current prospectus of the Trust.

         (c) Acquisition of Assets. In connection with the acquisition of assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities), businesses, or stock of another Person, the Trustees may issue or cause to be issued Shares of any Series and accept in payment therefor, in lieu of cash, such assets or businesses at their market value (as determined by the Trustees) or such stock at the market value (as deter mined by the Trustees) of the assets held by such other Person, either with or without adjustment for contingent costs or liabilities, provided that the funds of the Trust are permitted by law to be invested in such assets, businesses or stock.

         (d) Fractional Shares. The Trustees may issue and sell fractions of Shares of any Series, to three decimal places, having pro rata all the rights of full Shares of such Series, including, without limitation, the right to vote and to receive dividends and distributions.

         Section 6.8. Register of Shares. A register shall be kept at the principal office of the Trust or an office of the transfer agent of the Trust which shall contain the names and addresses of the Shareholders of each Series, the number of Shares of each such Series held by them respectively, and a record of all transfers thereof. A separate register shall be kept for each Series. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders of each Series. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as provided herein or in the By-Laws, until he has given his address to the transfer agent or such other officer or agent of the Trust as shall keep such register for entry thereon.

         Section 6.9. Share Certificates. No certificates certifying ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time in their sole discretion.

         Section 6.10. Transfer of Shares. Shares of any Series shall be transferable on the records of the Trust upon delivery to the Trust or its transfer agent or agents of appropriate evidence of assignment, transfer, succession or authority to transfer accompanied by any certificate or certificates representing such Shares previously issued to the transferor. Upon such delivery the transfer shall be recorded on the register of the appropriate Series. Until such record is made, the Trustees, the transfer agent, and the officers, employees and agents of the Trust or any Series shall not be entitled or required to treat the assignee or transferee of any Share as the absolute owner thereof for any purpose, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such Share on the part of any Person, other than the holder of record, whether or not any of them shall have express or other notice of such claim or interest.

         Section 6.11. Voting Powers. Except as set forth in the next sentence and in Section 6.16 of this Declaration, the Shareholders shall have power to vote only on the following matters, as to each of which matters all Share holders of all Series shall vote together as a single class: (a) for the election of Trustees as provided in Section 3.4 hereof; (b) with respect to any amendment of this Declaration to the extent and as provided in Section 9.2 hereof; (c) with respect to any merger, consolidation or sale of assets of the Trust, as provided in Section 9.3 hereof; and (d) with respect to such additional matters relating to the Trust as may be required by this Declaration or the By-Laws or by reason of the registration of the Trust or the Shares with the Commission or any State or by any applicable law or any regulation or order of the Commission or any State or as the Trustees may consider necessary or desirable. The Shareholders of each Series shall have power to vote as a separate Series only on the following matters: (i) with respect to any investment advisory or management contract with respect to such Series entered into pursuant to Section 4.2 hereof; (ii) with respect to any amendment of this Declaration affecting the Shareholders of such Series differently from the Shareholders of other Series to the extent and as provided in Section 9.2 hereof; (iii) to the fullest extent permitted by law, with respect to any merger, consolidation or sale of assets of a Series to the extent and as provided in Section 9.3 hereof; and (iv) such matters as may be otherwise required by this Declaration or by the By-Laws or by reason of the registration of the Trust or the Shares of such Series with the Commission or any State or by any applicable law (including the 1940 Act) or any regulation or order of the Commission or any State or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which Shareholders are entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. A Majority Shareholder Vote, of the Trust or of a Series, as applicable, shall decide any questions, except when a different vote is specified by law, any provision of the By-Laws, or this Declaration. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders (including, without limitation, the right to amend this Declaration) and may take any action required by law, the By-Laws or this Declaration to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and related matters.

         Section 6.12. Meetings of Shareholders. Meetings of the Shareholders of any one or more Series may be called at any time by the President or any Vice President of the Trust, or by a majority of the Trustees for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matters deemed to be necessary or desirable. A special meeting of Shareholders may also be called at any time upon the written request of a holder or the holders of not less than 25% of all of the Shares entitled to be voted at such meeting, provided that the Shareholder or Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholder or Shareholders.

         Section 6.13. Action Without a Meeting. Any action that may be taken by the vote at a meeting of the Shareholders, including action requiring a Majority Share holder Vote, may be taken without a meeting if such proportion of Shareholders as is required to vote for approval of the matter by law, this Declaration or the By-Laws consents to the action in writing and the written consents are filed with the records of Shareholders' meetings. Such consents shall be treated for all purposes as a vote taken at a Shareholders' meeting.

         Section 6.14. Quorum and Required Vote. One-third (33 1/3%) of the outstanding Shares shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or this Declaration permits or requires that holders of any Series or class shall vote as a Series or class, then one-third percent (33 1/3%) of the aggregate number of Shares of that Series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or class. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within 90 days after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration or the By-Laws of the Trust and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question, provided that where any provision of law or of this Declaration permits or requires that the holders of any Series or class shall vote as a Series or class, then a majority of the Shares of that Series or class voted on the matter shall decide that matter insofar as that Series or class is concerned.

         Section 6.15. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

         Section 6.16. Removal of Trustees by Shareholders. No Trustee shall serve as trustee of the Trust after the holders of record of not less than two-thirds of the outstanding Shares of the Trust have declared that such Trustee be removed from office either by a declaration in writing filed with the Secretary of the Trust or by votes cast in person or by proxy at a meeting called for such purpose. Notwithstanding the provisions of Section 6.12 hereof, the Trustees shall comply at all times with the provisions of the 1940 Act, including without limitation Section 16(c) thereof or any successor section, pertaining to the removal of Trustees by Shareholders.

         Section 6.17. Derivative Suits. No action may be brought by a Shareholder on behalf of the Trust or a Series unless Shareholders owning not less than twenty percent (20%) of the then outstanding Shares of the Trust or such Series join in the bringing of such action.


                                   ARTICLE VII

                       REDEMPTION AND REPURCHASE OF SHARES

         Section 7.1. Redemption of Shares. The Trustees shall redeem Shares of any Series, subject to the conditions and at the price determined in accordance with this Declaration, upon proper application of the Shareholder of record thereof at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trustees shall have power to determine from time to time, in good faith, the form and the other accompanying documents which shall be necessary to constitute a proper application for redemption.

         Section 7.2. Redemption Price. Shares shall be redeemed for an amount not exceeding the net asset value of such Shares next determined pursuant to
Article VIII hereof after receipt of a proper application for redemption, less a charge, if and as fixed by resolution of the Trustees from time to time.

         Section 7.3. Payment. Payment for such Shares redeemed shall be made to the Shareholder of record within 7 days after the date upon which proper application is re ceived, subject to the Trustees or their designated agent being satisfied that the purchase price of such Shares has been collected and to the provisions of Section 7.4 hereof. Such payment shall be made in cash or other assets of the Trust or both, as the Trustees shall prescribe. For the purposes of such payment for Shares redeemed, the value of assets delivered shall be determined as set forth in Article VIII hereof as of the same time as of which the net asset value per share of such Shares is determined.

         Section 7.4. Effect of Suspension of Right of Redemption. If, pursuant to Section 7.6 hereof, the Trustees shall declare a suspension of the right of redemption, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 7.1 hereof but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust shall be suspended until the time specified in Section 7.6. Any Shareholder of record who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored. The redemption price of Shares for which redemption applications have not been revoked shall not exceed the net asset value of such Shares next determined as set forth in Article VIII hereof after the termination of such suspension, and payment shall be made within 7 days after the date upon which the application was made plus the period after such application during which the right of redemption was suspended.

         Section 7.5. Repurchase by Agreement. The Trust may repurchase Shares directly, or through a Distributor or other agent designated for the purpose, by agreement with the Shareholder of record thereof, or an agent designated by such Shareholder, at a price not exceeding the net asset value per share determined as set forth in Article VIII hereof as of the time specified in the then current prospectus of the Trust.

         Section 7.6. Suspension of Right of Redemption. The Trustees may declare a suspension of the right of redemption or postpone the date of payment or redemption as permitted by the 1940 Act and regulations and orders from time to time in effect thereunder. Such suspension shall take effect at such time as the Trustees shall specify, which shall not be later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of net asset value until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which (a) the condition giving rise to the suspension shall have ceased to exist and (b) no other condition exists under which suspension is authorized under this Section 7.6. Each declaration by the Trustees pursuant to this Section 7.6 shall be consistent with such applicable rules and regulations, if any, relating to the subject matter thereof as shall have been promulgated by the Commission or any other governmental body having jurisdiction over the Trust and as shall be in effect at the time. To the extent not inconsistent with such rules and regulations, the determination of the Trustees shall be conclusive.

         Section 7.7. Involuntary Redemption of Shares; Disclosure of Holding.
(a) If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust or of any Series has or may become concentrated in any Person to an extent that such concentration would cause any material adverse tax consequences to the Trust or to any Series, then the Trustees shall have the power by lot or other means deemed equitable by them

              (i) to call for redemption a number, or principal amount, of Shares sufficient in the opinion of the Trustees to avoid such other material adverse tax consequences, and

              (ii) to refuse to transfer or issue Shares to any Person whose acquisition of the Shares in question would in the opinion of the Trustees result in such adverse tax consequences.

              Any redemption pursuant to this Section 7.7(a) shall be effected at a redemption price determined in accordance with Section 7.2 hereof.

              (b) Each Shareholder shall upon request disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares of the Trust or any Series thereof as the Trustees deem necessary to comply with the provisions of the Code, United States Treasury Regulations, or the requirements of any other taxing authority.

              (c) The Trustees shall have the power to redeem Shares of any Series in any Shareholder's account at a redemption price determined in accordance with Section 7.2 hereof if at any time the total number of Shares of such Series held in such account is fewer than an established minimum selected by the Trustees, in which event the Shareholder shall be notified that the number of Shares in the account is fewer than the minimum and shall be allowed a period, fixed by the Trustees, in which to avoid such redemption by increasing the account to at least the established minimum.


                                  ARTICLE VIII

                 DETERMINATION OF NET ASSET VALUE; DISTRIBUTIONS

         Section 8.1. By Whom Determined. The Trustees shall have the power and duty to determine from time to time the net asset value per share of the Shares of each Series. They may appoint one or more Persons to assist them in the determination of the value of securities in the portfolio of each Series and to make the actual calculations pursuant to their directions. Any determination made pursuant to this Article VIII shall be binding on all parties concerned.

         Section 8.2. When Determined. The net asset value shall be determined at such times as the Trustees shall prescribe in accordance with the applicable provisions of the 1940 Act and regulations and orders from time to time in effect thereunder. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act or the regulations and orders from time to time in effect thereunder.

         Section 8.3. Calculation of Net Asset Value Per Share. The Trustees may designate the means to be used for calculating the net asset value per share of the Shares of any Series.

         Section 8.4. Interim Determinations. Any determination of net asset value other than as of times prescribed under Section 8.2 hereof may be made either by appraisal or by calculation or estimate. Any such calculation or estimate shall be based on changes in the market value of representative or selected securities or on changes in recognized market averages since the last closing appraisal and made in a manner that in the opinion of the Trustees will fairly reflect the changes in the net asset value.

         Section 8.5. Maintenance of Constant Net Asset Value Per Share. The Trustees shall have the power to maintain the net asset value per share of the Shares of any Series at a constant amount. In the exercise of the power granted in this Section 8.5 the Trustees may:

         (a) Suspend the accrual or payment of net income to holders of Shares of any Series or the declaration or payment of dividends.

         (b) Offset or cause to be offset losses (whether realized or unrealized) suffered in respect of the assets or any Series against net income accrued to the account of Shareholders of such Series or against dividends declared but not yet paid to such Shareholders.

         (c) Provide for the entry in such Shareholders' accounts of debits representing proportionate amounts of such losses.

         (d) Adjust the total number of Shares outstanding of any Series by treating each Shareholder of such Series as having made a proportionate contribution to capital of Shares of such Series representing an aggregate amount equal to such losses (or a portion of such losses), by accruing net income to the accounts of such Shareholders or by declaring a dividend in Shares of such Series representing such aggregate amount.

         (e) Value the assets of such Series in accordance with Rule 2a-7 (or any successor rule or any other rule, release or order of the Commission pertaining to similar subject matter) under the 1940 Act.

         (f) Take such other action as the Trustees may deem advisable in order to maintain the net asset value per share at a constant amount.

         Nothing in this Section 8.5 shall, however, require the Trustees to maintain the net asset value per share of the Shares of any Series at a constant amount in the event that the Trustees determine that the maintenance of such net asset value per share at a constant amount is not in the best interests of the Trust or the Shareholders of such Series.

         Section 8.6. Outstanding Shares. For the purposes of this Article VIII, outstanding Shares of any Series shall mean those Shares shown from time to time on the books of such Series or the transfer agent for such Series as then issued and outstanding, adjusted as follows:

         (a) Shares sold shall be deemed to be outstanding Shares from the time as of which the Trust has agreed to such sale and the sale price in currency has been determined.

         (b) Shares distributed pursuant to Section 8.7 shall be deemed to be outstanding as of the time that Shareholders who shall receive the distribution are determined.

         (c) Shares for which a proper application for redemption has been made or which are subject to repurchase by the Trustees shall be deemed to be outstanding Shares up to and including the time as of which the redemption or repurchase price is determined. After such time, they shall be deemed to be no longer outstanding Shares and the redemption or repurchase price until paid shall be deemed to be a liability of the appropriate Series.

         Section 8.7. Distributions to Shareholders. The Trustees may at any time and from time to time, as they may determine in good faith, allocate or distribute to Shareholders of a Series such income and capital gains of the Series, accrued or realized, as the Trustees may determine in good faith, after providing for actual, accrued or estimated expenses and liabilities of such Series (including reserves) determined in accordance with generally accepted accounting practices. The Trustees shall have sole discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Such distributions shall be made in cash, property or Shares of the appropriate Series or any combination thereof as determined by the Trustees. Any such distribution paid in Shares shall be paid at the net asset value thereof as determined pursuant to this
Article VIII. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate. Inasmuch as the computation of net income and gains for Federal income and excise tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power, in their good faith judgment, to allocate or distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to reduce liability for taxes.


                                   ARTICLE IX

                         DURATION; TERMINATION OF TRUST;
                            AMENDMENT; MERGERS, ETC.

         Section 9.1. Duration and Termination. (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated by the Trustees. Upon the termination of the Trust,

         (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

         (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property that requires Shareholder approval under Sec tion 9.3 hereof shall receive the approval so required.

         (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

         (b) After completion of winding up, termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall provide for the making of all filings and applications required by law (including, without limitation, a certificate of cancellation of the certificate of trust of the Trust, executed by at least one of the Trustees), and shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Thereupon, the Trustees shall be dis charged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

         Section 9.2. Amendment Procedure. (a) Except as specifically provided herein, the Trustees may, without Shareholder vote, amend this Declaration by an instrument in writing or by an amended and restated Declaration signed by a majority of the Trustees. Notwithstanding the foregoing, an amendment of this Declaration must be approved by a Ma jority Shareholder Vote of the Trust or, if applicable pursuant to Section 6.11, of the appropriate Series, if such amendment would limit the right of Shareholders to vote under Section 6.11 or amend this Section 9.2 or if Shareholder authorization is required by the 1940 Act. Notwithstanding anything else herein, no amendment to this Declaration shall (i) limit the rights of indemnification provided in Article V hereof with respect to actions or omissions of Covered Persons covered thereby prior to such amendment,

(ii) impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or any Series thereof or (iii) permit assessments upon Shareholders.

         (b) An instrument in writing setting forth the amendment or an amended and restated Declaration, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

         Section 9.3. Merger, Consolidation and Sale of Assets. The Trust may, pursuant to an agreement of merger or consolidation, merge or consolidate with any other corporation, association, partnership (general or limited), limited liability company, trust, or other organization or may sell, lease, or exchange all or substantially all of the Trust Property held by one or more Series, including good will, upon such terms and conditions and for such consideration when and as authorized at any Shareholders' meeting called for the purpose by any Majority Shareholder Vote of the Trust or of such Series, as the case may be. Notwithstanding any other provision of this Declaration or the By-Laws, in accordance with Section 3815(f) of the Delaware Act, an agreement of merger or consolidation which has been approved in accordance with the terms of the preceeding sentence may effect any amendment to the Declaration or the By-Laws or effect the adoption of a new declaration of trust or by-laws of the Trust without a further Shareholder vote, if the Trust is the surviving or resulting business trust in the merger or consolidation. A certificate of merger or consolidation of the Trust shall be signed by a duly authorized officer of the Trust.

         Section 9.4. Incorporation. Notwithstanding anything else contained herein, the Trustees may, without prior Shareholder approval, cause to be organized or assist in organizing under the laws of any jurisdiction a corporation or corporations or any other trust, partnership, limited liability company, association, or other organization to take over all or less than all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and may sell, convey and transfer Trust Property to any such corporation, trust, partnership, limited liability company, association or other organization in exchange for the shares or securities thereof or otherwise, and may lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, limited liability company, association or other organization, or any corporation, partnership, limited liability company, trust, association or other organization in which the Trust holds or is about to acquire shares or any other interest.


                                    ARTICLE X

                             REPORTS TO SHAREHOLDERS

         The Trustees shall at least semiannually submit to the Shareholders of each Series a written financial report of the transactions of such Series, including financial statements which shall at least annually be accompanied by a report thereon of independent public accountants.


                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1. Registered Agent; Registered Office. The registered agent of the Trust within the State of Delaware for service of process, and the registered office of the Trust within the State of Delaware, shall be RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets in the City of Wilmington, County of New Castle, 19801, or such other agent or place respectively, as the Trustees may designate from time to time by any amendment to this Declaration and to the certificate of trust of the Trust.

         Section 11.2. Governing Law. The Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, or this Declaration (a) the provisions of
Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations on liability of the Covered Persons, the Shareholders or the Trust set forth in this Declaration or the By-Laws, including, without limitations, such provisions which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of Trustees. The Trust shall be of the type commonly called a "business trust", and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

         Section 11.3. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         Section 11.4. Reliance by Third Parties. Any certificate executed by an officer of the Trust or a Trustee certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust or any Series thereof, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

         Section 11.5. Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with requirements of the 1940 Act, would be inconsis tent with any of the conditions necessary for qualification of the Trust as a regulated investment company under the Code or is inconsistent with other applicable laws and regulations, such provision shall be deemed never to have constituted a part of this Declaration, provided that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

         (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

         Section 11.6. Section Headings; Interpretation. Section headings in this Declaration are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof. References in this Declaration to "this Declaration" shall be deemed to refer to this Declaration as from time to time amended, and all expressions such as "hereof", "herein" and "hereunder" shall be deemed to refer to this Declaration as from time to time amended and not exclusively to the article or section in which such words appear.

         Section 11.7. Use of the Name "Haven". The name "Haven" and all rights to the use of the name "Haven" belongs to Haven Capital Management, Inc. ("Haven"), the sponsor of the Trust. Haven has consented to the use by the Trust of the identifying word "Haven" and has granted to the Trust a non-exclusive license to use the name "Haven" as part of the name of the Trust and the name of any Series of Shares. In the event Haven or an affiliate of Haven is not appointed as Investment Adviser or ceases to be the Investment Adviser of the Trust or of any Series using such name, the non-exclusive license granted herein may be revoked by Haven and the Trust shall cease using the name "Haven" as part of its name or the name of any Series of Shares, unless otherwise consented to by Haven or any successor to its interests in such names.

         Section 11.8. Integration. This Declaration and the By-Laws constitute the entire agreement among the Trustees and the Shareholders pertaining to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto.


         IN WITNESS WHEREOF, the undersigned Trustees do hereby make and enter into this Declaration as of the day and year first above written.



                                                        /s/ Stephen Ely
                                                       -------------------------
                                                        Stephen Ely
                                                        Trustee



                                                        /s/ Colin C. Ferenbach
                                                       -------------------------
                                                        Colin C. Ferenbach
                                                        Trustee



                                                        /s/ Denis M. Turko
                                                       -------------------------
                                                        Denis M. Turko
                                                        Trustee